EXECUTION COPY

STOCK ISSUANCE AND REGISTRATION RIGHTS AGREEMENT

This STOCK ISSUANCE AND REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of August 28, 2006, by and among Iconix Brand Group, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), and DDJ Capital Management, LLC, a Delaware limited liability company, as Agent (together with its successors and assigns, “DDJ”). Capitalized terms used but not concurrently or previously defined herein are defined in Section 8 hereof.

RECITALS:

WHEREAS, the Company and London Fog Group, Inc., a Delaware corporation (“Seller”), have entered into an Asset Purchase Agreement, dated as of August 28, 2006 (the “Purchase Agreement”), pursuant to which the Company will purchase (the “Asset Purchase”) on the Closing Date certain assets of Seller’s Business in consideration for the assumption by the Company of certain liabilities of the Business, a cash payment to Seller of $30,500,000 and the issuance to Seller of that number of shares of common stock, par value $.001 per share, of the Company (the “Common Stock”) with an aggregate Market Value of $7,000,000 as measured based on the Market Value of a share of Common Stock one (1) Business Day prior to the Closing Date (the “Closing Date Common Shares”);

WHEREAS, pursuant to that certain “Order Approving (a) Sale of London Fog Assets Free and Clear of All Liens, Claims, Interests and Other Encumbrances, and (b) Assumption and Assignment of Certain Executory Contracts”, as entered by the United States Bankruptcy Court for the District of Nevada, Reno Division, on August 24, 2006 in the case of Seller and certain of its affiliates under Chapter 11 of Title 11, United States Code, 11 U.S.C. Section 101 et seq. (the “Bankruptcy Order”), DDJ, as Seller’s junior secured lender, subject to the terms contained in the Purchase Agreement and in consideration for the consent of DDJ to the Asset Purchase, will receive on the Closing Date certain proceeds of the Asset Sale and the Closing Date Common Shares, registered in the name of DDJ on the books and records of the Company, along with certain rights with respect thereto as set forth in the Purchase Agreement and this Agreement;

WHEREAS, pursuant to the Purchase Agreement, the Company has acknowledged the assignment of the Closing Date Common Shares from Seller to DDJ and has agreed to recognize DDJ’s rights in such stock as set forth in this Agreement and the Purchase Agreement

WHEREAS, the number of Closing Date Common Shares is subject to adjustment as set forth in the provisions of this Agreement; and

WHEREAS, in order to induce DDJ to consent to the Asset Purchase and the other transactions set forth in the Purchase Agreement, the Company has agreed to grant the Purchasers certain registration and other rights as to the Common Shares as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.  Acknowledgement of Assignment; Issuance of Common Shares.

(a)  The Company hereby acknowledges and accepts the assignment from Seller to DDJ pursuant to the Bankruptcy Order of all of Seller’s right, title and interest in and to the Closing Date Common Shares as set forth in the Purchase Agreement.

(b)  On the Closing Date, the Company shall deliver to DDJ and/or its Permitted Designee(s) (as defined hereinafter) a stock certificate or certificates representing the Closing Date Common Shares, registered in DDJ’s and/or its Permitted Designee(s)’ name(s) or accompanied by duly executed stock assignments provided, that in lieu of such stock certificate(s) the Company may deliver an irrevocable direction letter from the Company to a transfer agent directing the issuance of such stock certificate(s) to DDJ and/or its Permitted Designee(s) and such stock certificate(s) shall be so delivered within one (1) Business Day following the Closing Date. The Closing Date Common Shares shall have an aggregate Market Value of $7,000,000 as measured based on the Market Value of a share of Common Stock one (1) Business Day prior to the Closing Date.

(c)  If as of the Short-Form Effectiveness Date (as defined below), the Closing Date Common Shares have an aggregate Market Value of less than $7,000,000, the Company shall issue within three (3) Business Days following the Short-Form Effectiveness Date to DDJ and/or its Permitted Designee(s) additional shares of Common Stock which are included in the Short-Form Registration (the “Additional Common Shares” and, together with the Closing Date Common Shares, the “Common Shares”) such that the aggregate Market Value of Common Shares held by DDJ and/or its Permitted Designee(s) as of such Short-Form Effectiveness Date would have equaled $7,000,000; provided, that under no circumstances shall DDJ or any Permitted Designee be required at any time to forfeit, cancel or otherwise give back to the Company any Closing Date Common Shares, including, without limitation, if as of the Short-Form Effectiveness Date, the aggregate Market Value of such Closing Date Common Shares is equal to or more than $7,000,000; provided, further, that under no circumstances shall DDJ or any Permitted Designee have the right to receive any Additional Common Shares in the event DDJ chooses the option under clause (x) of the first sentence of Section 3(b)(ii). If any Additional Common Shares are issuable pursuant to this Section (c), such shares shall be issued to DDJ and each of its Permitted Designees based on its Holder Percentage (hereinafter defined). The term “Holder Percentage” means a fraction, (x) the numerator of which is the number of Closing Date Common Shares issued to DDJ, or a Permitted Designee, as the case may be, on the Closing Date and (y) the denominator of which is equal to all of the Closing Date Common Shares issued to DDJ and its Permitted Designees on the Closing Date. The Company shall deliver to DDJ and/or its Permitted Designee(s) a stock certificate or certificates representing any Additional Common Shares issued pursuant hereto, registered in DDJ’s and /or its Permitted Designee(s)’ name(s) or accompanied by duly executed stock assignments.

2.  Representations and Warranties Concerning Common Shares. Knowing that DDJ relies thereon, the Company represents and warrants to DDJ that the statements contained in this Section 2 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 2.

(a)  Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to enter into this Agreement, issue the Common Shares and to consummate the transactions contemplated hereby upon the terms and conditions herein provided.

(b)  Authorization. The execution and delivery of this Agreement by the Company, the issuance of the Common Shares and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms. Each certificate, instrument and document contemplated by this Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be valid and legally binding upon the Company in accordance with its terms, subject only to applicable bankruptcy, reorganization, insolvency, moratorium, and other rights affecting creditors’ rights generally from time to time in effect and as to enforceability, general equitable principles.

(c)  No Breach. The execution, delivery and performance of this Agreement by the Company, the issuance of the Common Shares and the consummation by the Company of the transactions herein contemplated, do not constitute a violation of or default under (either immediately or upon notice, lapse of time or both) or result in a breach of (a) the Company’s certificate of incorporation, bylaws or other organic governing documents, (b) the terms of any contract to which the Company or any of its Subsidiaries or any of their respective assets are bound, (c) any judgment binding upon the Company or any of its Subsidiaries, (d) any permit or license of the Company or any of its Subsidiaries; or (e) any federal, state municipal, foreign or other statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective assets, except, in the cases of clause (b), (c), (d) or (e), any such violation, default or breach that would not have a material adverse effect on the business and financial condition of the Company.

(d)  No Broker. No broker, finder, agent or similar intermediary has acted for or on behalf of the Company in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker’s fee, finder’s fee, or similar fee or commission in connection therewith based on any agreement, arrangement or understanding with the Company or any action taken by the Company.

(e)  Issuance of Company Shares. The Company Shares to be issued in connection with this Agreement are duly authorized and, when issued in accordance herewith, will be duly and validly issued, fully paid and nonassessable, free and clear of any mortgage, pledge, lien, encumbrance, charge, or other security interest and shall not be subject to preemptive or similar rights. Except as to the registration rights and other terms set forth herein, the terms of the Company Shares to be issued in connection with this Agreement shall be identical to the Common Stock of the Company registered currently on the NASDAQ System.

(f)  Regulatory Compliance.

(i)  During the twelve (12) month period immediately preceding the date hereof, the Company has duly and timely filed all reports, schedules, forms, statements and other documents (collectively, as supplemented and amended since the time of filing, the “Company SEC Reports”) required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act. At the time of their filing, the Company SEC Reports complied in all material respects with the requirements of the Securities Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(ii)  The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company and its consolidated Subsidiaries included or incorporated by reference in the Buyer SEC Reports have been prepared in accordance with GAAP consistently applied during the periods indicated (except as may otherwise be indicated in the notes) and present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiaries on a consolidated basis as at the respective dates and for the respective periods indicated (except interim financial statements may not contain all notes and are subject to year-end adjustments).

(g)  All certificates, instruments and documents delivered by or on behalf of the Company in connection with this Agreement and the transactions contemplated hereby are true and complete; all such certificates, instruments and documents are authentic.

3.  Registration of Common Shares; Related Covenants.

(a)  Registration. Subject to the terms and conditions of this Agreement, promptly following the Closing Date, but in any event no later than twenty (20) days following the Closing Date, the Company shall commence registration with the SEC under the Securities Act of the Registrable Securities held by DDJ and/or its Permitted Designee(s) on Form S-2 or S-3 or any similar short-form registration (a “Short-Form Registration”) pursuant to the procedures outline in Section 4 below. Such Short-Registration shall include the registration of all Registrable Securities that are Closing Date Common Shares and shall include a sufficient number of additional Registrable Securities such that any Additional Common Shares to be issued to DDJ and/or its Permitted Designee(s) pursuant to Section 1(c) above, shall be covered by the effectiveness of such Short-Form Registration. The Company shall pay all Registration Expenses of such Short-Form Registration. If the Short-Form Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering, which investment banker(s) and manager(s) shall be nationally recognized, shall be made by the Company. The term “Short-Form Effectiveness Date” means the date on which the Short-Form Registration covering all of the Registrable Securities is declared effective by the SEC. Anything contained herein to the contrary notwithstanding, in no event shall the Short-Form Registration be an underwritten offering unless agreed to be the Company in its sole and absolute discretion.

(b)  Consequences of Failure to Register.

(i)  If as of the date that is sixty (60) days after the Closing Date (which date shall be extended for each day, if any, that the effectiveness of a Short-Form Registration statement is delayed solely as a result of the failure of DDJ or any of its Permitted Designee(s) to deliver the information required by Section 6(b) hereof after written notice by the Company to DDJ or such Permitted Designee of such failure), a Short-Form Registration covering all of the Registrable Securities has not been declared or does not then remain effective with the SEC, the Company shall pay to each of DDJ and its Permitted Designee(s) liquidated damages (“Liquidated Damages”) in an amount equal to (x) $11,000 per day multiplied by (y) the Holder Percentage for each day thereafter until the Short-Form Effectiveness Date; provided, that in no event shall the aggregate amount of Liquidated Damages payable hereunder exceed $660,000. Such Liquidated Damages shall be payable by the Company to DDJ and/or its Permitted Designee(s) on every thirty (30) days, beginning on the date that is ninety (90) days after the Closing Date, and on the Short-Form Effectiveness Date should such date occur prior to the end of any such thirty (30)-day period, in cash or other immediately available funds to the location(s) and to the attention of or to the account(s) specified by DDJ in writing for itself and its Permitted Designees. Upon the subsequent occurrence of the Short-Form Effectiveness Date, DDJ and/or its Permitted Designee(s) shall be entitled to the Additional Common Shares, if any, to be issued to DDJ and/or its Permitted Designee(s) pursuant to and in accordance with Section 1(c) above.

(ii)  If as of the date that is one hundred twenty (120) days after the Closing Date (which date shall be extended for each day, if any, that the effectiveness of a Short-Form Registration statement is delayed solely as a result of the failure of DDJ or any of its Permitted Designee(s) to deliver the information required by Section 6(b) hereof after written notice by the Company to DDJ or such Permitted Designee of such failure) (the “Trigger Date”), a Short-Form Registration covering all of the Registrable Securities has not been declared or does not then remain effective with the SEC, DDJ may, at its sole option expressed in writing to the Company no later than twenty (20) days after the Trigger Date, either (x) sell all of the Closing Date Common Shares to the Company for a purchase price equal to $7,000,000, payable, together with any accrued and unpaid Liquidated Damages, within two (2) Business Days after receipt of such notice from DDJ on its own behalf and on behalf of its Permitted Designees in cash or other immediately available funds to the location(s) and to the attention of or to the account(s) specified by DDJ in writing for itself and its Permitted Designees or (y) retain the Closing Date Common Shares and obtain from the Company upon the occurrence of the Short-Form Effectiveness Date following the Trigger Date any Additional Common Shares it is entitled to pursuant to and in accordance with Section 1(c) above and receive payment of any accrued and unpaid Liquidated Damages within two (2) Business Days after receipt of such notice from DDJ on its own behalf and on behalf of its Permitted Designees in cash or other immediately available funds to the location(s) and to the attention of or to the account(s) specified by DDJ in writing for itself and its Permitted Designees; provided, that upon a failure of DDJ to provide notice of its choice prior to the earlier of the Short-Form Effectiveness Date and the twentieth (20th) day after the Trigger Date, DDJ shall be deemed to have chosen option (y) above. In addition, if as of the Trigger Date, a Short-Form Registration covering all of the Registrable Securities has not been declared and does not then remain effective with the SEC and DDJ has chosen to retain its and its Permitted Designees Closing Date Common Shares pursuant to option (y) above, (A) the Company shall have a continuing obligation to register all Registrable Securities held by DDJ and/or its Permitted Designee(s) and shall continue to be bound by the terms of this Agreement and the Company shall complete the registration of such Registrable Securities pursuant to a Short-Form Registration or otherwise as promptly as practicable following such date and (B) the Company shall pay to each of DDJ and its Permitted Designee(s) additional Liquidated Damages in an amount equal to (A) $5,500 per day multiplied by (B) the Holder Percentage for each day after the Trigger Date until the earlier to occur of (1) sixty (60) days after the Trigger Date and (2) a Short-Form Effectiveness Date during such period. Such Liquidated Damages shall be payable by the Company to DDJ and/or its Permitted Designee(s) every thirty (30) days, beginning on the date that is thirty (30) days after the Trigger Date, and on the Short-Form Effectiveness Date should such date occur prior to the end of any such thirty (30)-day period, in cash or other immediately available funds to the location(s) and to the attention of or to the account(s) specified by DDJ in writing for itself and its Permitted Designees. Upon the subsequent occurrence of the Short-Form Effectiveness Date, DDJ and/or its Permitted Designee(s) shall be entitled to the Additional Common Shares, if any, to be issued to DDJ and/or its Permitted Designee(s) pursuant to and in accordance with Section 1(c) above.

(iii)  If as of the date that is sixty (60) days after the Trigger Date (which date shall be extended for each day, if any, that the effectiveness of a Short-Form Registration statement is delayed solely as a result of the failure of DDJ or any of its Permitted Designee(s) to deliver the information required by Section 6(b) hereof after written notice by the Company to DDJ or such Permitted Designee of such failure) (the “Additional Trigger Date”), a Short-Form Registration covering all of the Registrable Securities has not been declared or does not then remain effective with the SEC, and DDJ has chosen to retain its Closing Date Common Shares, (A) the Company shall have a continuing obligation to register all Registrable Securities held by DDJ and/or its Permitted Designee(s) and shall continue to be bound by the terms of this Agreement and the Company shall complete the registration of such Registrable Securities pursuant to a Short-Form Registration or otherwise as promptly as practicable following such date and (B) the Company shall pay to each of DDJ and its Permitted Designee(s) additional Liquidated Damages in an amount equal to (x) $50,000 per month multiplied by (y) the Holder Percentage for each full month after the Additional Trigger Date until the occurrence of the Short-Form Effectiveness Date. Such Liquidated Damages shall be payable by the Company to DDJ and/or its Permitted Designee(s) on a monthly basis, beginning on the first monthly anniversary of the Additional Trigger Date, and on the Short-Form Effectiveness Date should such date occur prior to the end of any such monthly period, in cash or other immediately available funds to the location(s) and to the attention of or to the account(s) specified by DDJ in writing for itself and its Permitted Designees. Upon the subsequent occurrence of the Short-Form Effectiveness Date, DDJ and/or its Permitted Designee(s) shall be entitled to the Additional Common Shares, if any, to be issued to DDJ and/or its Permitted Designee(s) pursuant to and in accordance with Section 1(c) above.

(iv)  The parties hereto expressly acknowledge and agree that, in light of the difficulty of accurately determining actual damages hereunder, the right to payment of Liquidated Damages hereunder constitutes a reasonable estimate of all damages that will be suffered by DDJ and/or its Permitted Designee(s) and that under no circumstances shall DDJ or any Permitted Designee be required to give back or otherwise surrender any Liquidated Damages paid or payable to DDJ or any designee pursuant hereto.

4.  Registration Procedures. In fulfilling its registration obligations hereunder, the Company shall use its commercially reasonable best efforts to effect the registration, and pursuant thereto the Company shall as expeditiously as possible:

(a)  prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective (provided, that as soon as practicable and before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by DDJ copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel and if DDJ shall notify the Company in writing that, in the judgment of DDJ and its counsel, the inclusion of additional information regarding any holder, any holder’s ownership of securities and any holder’s intended plan of distribution (provided such plan is reasonably acceptable in all material respects to the Company)) is required, such information shall be so included;

(b)  notify DDJ and/or its Permitted Designee(s) of the effectiveness with the SEC of the Short-Form Registration covering all of the Registrable Securities (such effectiveness date, the “Short-Form Effectiveness Date”) and use commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than one hundred eighty (180) days (excluding any period when effectiveness lapses) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(c)  furnish to DDJ and/or its Permitted Designee(s) such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by DDJ and/or its Permitted Designee(s);

(d)  use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)  notify DDJ and/or its Permitted Designee(s), at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall promptly prepare a supplement or amendment to such prospectus and/or registration statement so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f)  use commercially reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use commercially reasonable efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

(g)  provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the first registration statement relating to Registrable Securities or securities of any class of the Company and co-operate to make certificates promptly available;

(h)  enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as DDJ and/or its Permitted Designee(s) or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

(i)  subject to the execution of a non-disclosure agreement in form reasonably acceptable in all material respects to the Company, make available for inspection by DDJ and/or its Permitted Designee(s), any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(j)  otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k)  in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any shares of Common Stock included in such registration statement for sale in any jurisdiction, during the one hundred eighty (180)-day period commencing on the Short-Form Effectiveness Date, the Company shall notify the holders of Registrable Securities thereof and use its best efforts promptly to obtain the withdrawal of such order; and

(l)  in connection with an underwritten public offering, (i) subject to the execution of a non-disclosure agreement in form reasonably acceptable in all material respects to the Company, cooperate with DDJ and/or its Permitted Designee(s), and with the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the selling holders or the underwriters in connection therewith and (ii) participate fully, and use its best efforts to cause its management to participate fully, in efforts to sell the Registrable Securities under the offering (including, without limitation, participating in “roadshow” meetings with prospective investors) that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Company; and

5.  Registration Expenses.

All Registration Expenses shall be borne by the Company, and the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system. The Company shall not be required to pay an underwriting discount with respect to any shares being sold by any party other than the Company in connection with an underwritten public offering of any of the Company’s securities pursuant to this Agreement.

6.  Indemnification.

(a)  The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, such holder’s officers and directors, and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (“Losses”) caused by or arising out of any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as (i) such untrue or alleged untrue statements or omissions or alleged omissions are based upon information regarding such holder furnished in writing to the Company by such holder expressly for use therein, or to the extent that such information relates to such holder or such holder’s proposed method of distribution of Registrable Securities, provided that, in each case, such information was reviewed and confirmed in advance by such holder and its counsel or (ii) the failure of such holder to satisfy the prospectus delivery requirement or the use by such holder of an outdated or defective prospectus after the Company has notified such holder in writing that the prospectus is outdated or defective and prior to the receipt by such holder of such notice.

(b)  In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall as promptly as practicable (and in no event later than three (3) Business Days after receipt of written notice by the Company of such requirement) furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus. Each holder of Registrable Securities shall indemnify, to the extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any Losses, to the extent that (i) such untrue or alleged untrue statements or omissions or alleged omissions are based solely upon information regarding such holder furnished in writing to the Company by such holder expressly for use therein, or to the extent that such information relates to the undersigned or the undersigned’s proposed method of distribution of Registrable Securities, provided that, in each case, such information was reviewed and confirmed in advance by such holder and/or (ii) the failure of such holder to satisfy the prospectus delivery requirement or, the use by such holder of an outdated or defective prospectus after the Company has notified such holder in writing that the prospectus is outdated or defective and prior to the receipt by such holder of such notice; provided, that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c)  The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(d)  Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraph (a) or (b) of this Section 6, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to such paragraphs, give written notice to the latter of the commencement of such action, provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless, in the reasonable judgment of any indemnified party a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation; provided, that the indemnified party may participate in such defense at the indemnified party’s expense; provided further, that the indemnified party or indemnified parties shall have the right to employ one counsel to represent it or them if, in the reasonable judgment of the indemnified party or indemnified parties, it is advisable for it or them to be represented by separate counsel by reason of having legal defenses which are different from or in addition to those available to the indemnifying party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for the indemnified parties with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel for the indemnified parties or counsels. No indemnifying party shall consent to entry of any judgment or enter into any settlement without the consent of the indemnified party (i) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation and (ii) which includes a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. No indemnifying party shall be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld.

(e)  If the indemnity and reimbursement obligation provided for in any paragraph of this Section 6 is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses (or actions or proceedings in respect thereof) referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigation or defending any Loss which is the subject of this paragraph. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the indemnifying party if the indemnifying party was not guilty of such fraudulent misrepresentation.

(f)  Indemnification similar to that specified in the preceding paragraphs of this Section 6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this Section 6 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.

(g)  The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Losses are incurred.

7.  Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements reasonably approved by the Person or Persons entitled hereunder to approve such arrangements (which will include the making of representations and warranties and the granting of indemnification rights customary for a selling stockholder in the circumstances of such Person), and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents that are standard and customary for similarly situated Persons and are reasonably required under the terms of such underwriting arrangements; provided, that no holder of Purchaser Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder, such holder’s Purchaser Registrable Securities and such holder’s intended method of distribution or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6 hereof.

8.  Definitions.

“Business” has the meaning ascribed to such term in the Purchase Agreement.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or other day on which securities exchanges are closed in New York, New York.

“Closing Date” has the meaning ascribed to such term in the Purchase Agreement.

“Market Value” of any Common Share as of any Business Day for which Market Value is being determined means the closing prices of such security’s sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the “Market Value” shall be the fair value thereof determined jointly by the Company and DDJ. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company and DDJ. The determination of such appraiser shall be final and binding upon the parties, and the Company shall pay the fees and expenses of such appraiser.

“Person” means an individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization or a government or any department or agency thereof.

“Registrable Securities” means, irrespective of which Person actually holds such securities, (i) the Common Shares and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a distribution, stock dividend, stock split, conversion or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities will cease to be Registrable Securities when such securities (i) have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 (or any similar rule then in force) under the Securities Act or (ii) are eligible for resale under Rule 144 (or any such rule then in force) without limitation as to volume. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion, or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder.

“Registration Expenses” means, all expenses incidental to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, stock exchange listing fees, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company; but excluding underwriting discounts and commissions and fees of any counsel, accountants and other Persons retained by DDJ and/or its Permitted Designee(s).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Subsidiary” means, with respect to any Person: (a) any corporation a majority of the total voting power of shares of stock of which is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (b) any partnership, limited liability company, association or other business entity a majority of the partnership or other similar ownership interest of which is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, limited liability company, association or other business entity or is or controls the managing director, managing member or general partner of such partnership, limited liability company, association or other business entity.

9.  Miscellaneous.

(a)  No Inconsistent Agreements. The Company has not entered and shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(b)  Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

(c)  Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Remedies available specifically hereunder are cumulative with each other and with all other remedies available at law and not specifically precluded hereby. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(d)  Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and DDJ. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(e)  Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any designee of DDJ set forth on Schedule A hereto; provided that any such designee executes a joinder to this Agreement substantially in the form of Exhibit A hereto (each such designee, a “Permitted Designee”).

(f)  Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law and in a manner consistent with each other so as to carry out the purposes and intent of the parties hereto, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(g)  Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(h)  Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(i)  Notices. All notices, requests, consents and other communications provided for herein shall be in writing and shall be (i) delivered in person, (ii) transmitted by telecopy, (iii) sent by first-class, registered or certified mail, postage prepaid, or (iv) sent by reputable overnight courier service, fees prepaid, to the recipient at the address or telecopy number set forth below, or such other address or telecopy number as may hereafter be designated in writing by such recipient. Notices shall be deemed given upon personal delivery, seven (7) days following deposit in the mail as set forth above, upon acknowledgment by the receiving telecopier or one (1) day following deposit with an overnight courier service.

If to the Company:

Iconix Brand Group, Inc.
1450 Broadway - 4th Floor
New York, NY 10018
Telecopy: (212) 391-0127
Attention:  Mr. Neil Cole

with a copy to (which shall not constitute notice to the Company):

Blank Rome LLP
405 Lexington Avenue
New York, NY 10174
Telecopy: (212) 885-5001
Attention: Robert J. Mittman, Esq.

If to DDJ:

DDJ Capital Management, LLC
130 Turner Street
Building 3, Suite 600
Waltham, MA 02453
Telecopy: (781) 283-8541
Attention: Tony Ranaldi

with a copy to (which shall not constitute notice to DDJ):

Goodwin Procter LLP
599 Lexington Avenue
New York, New York 10022
Telecopy: (212) 355-3333
Attention: Allan S. Brilliant, Esq.

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the Company.

(j)  GOVERNING LAW, JURY TRIAL AND JURISDICTION. THE CORPORATE LAW OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL PROVISIONS OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS OR CHOICE OF LAW OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION WHICH WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(k)  No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

(l)  Transfer. Prior to transferring any Registrable Securities (other than a transfer pursuant to which such Registrable Securities cease to be Registrable Securities) to any Person, the Person transferring such Registrable Securities will cause the prospective transferee to execute and deliver to the Company (for itself and as the agent of the other members), a joinder to this Agreement substantially in the form of Exhibit A hereto pursuant to which the prospective transferee agrees to be bound by this Agreement to the same extent as the Person transferring such Registrable Securities with respect to the Registrable Securities so transferred. Notwithstanding anything herein to the contrary, the Company shall not be obligated to file an amendment or post effective amendment to the Short-Form Registration or a prospectus supplement to the prospectus included in the Short-Form Registration as a result of any transfer or assignment of Registration Securities by DDJ, unless such transfer or assignment was to a Permitted Designee and the Company was notified in writing of such transfer or assignment prior to the date the Short-Form Registration was filed with the SEC.

(m)  Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, the Purchase Agreement and the other agreements referred to herein and therein embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(n)  Covenants Relating to Rule 144. If at any time the Company is required to file reports in compliance with either Section 13 or Section 15(d) of the Securities Exchange Act, as amended, the Company will file reports in compliance with the Securities Exchange Act, will comply with all rules and regulations of the SEC applicable in connection with the use of Rule 144 under the Securities Act and take such other actions and furnish such holder with such other information as such holder may request in order to avail itself of such rule or any other rule or regulation of the SEC allowing such holder to sell any Registrable Securities without registration, and will, at its expense, forthwith upon the reasonable request of any holder of Registrable Securities, deliver to such holder a certificate, signed by the Company’s principal financial officer, stating (i) the Company’s name, address and telephone number (including area code), (ii) the Company’s Internal Revenue Service identification number, (iii) the Company’s Commission file number, (iv) the number of shares of each class of capital stock outstanding as shown by the most recent report or statement published by the Company, and (v) whether the Company has filed the reports required to be filed under the Securities Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder. If at any time the Company is not required to file reports in compliance with either Section 13 or Section 15(d) of the Securities Exchange Act, the Company at its expense will, forthwith upon the reasonable written request of the holder of any Registrable Securities, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144 under the Securities Act.

(o)  Waiver of Jury Trial. The parties to this Agreement each hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. The parties to this Agreement each hereby agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties to this Agreement may file an original counterpart of a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

* * * * *

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Stock Issuance and Registration Rights Agreement as of the date first written above.

ICONIX BRAND GROUP, INC.

By:	/s/ David Conn
Name: David Conn
Its: Executive Vice President

DDJ CAPITAL MANAGEMENT, LLC

By:	/s/ David J. Breazzano
Name: David J. Breazzano
Its: Member

SCHEDULE A

PERMITTED DESIGNEES

Southlake & Co. (note:  this is the nominee name for GMAM Investment Funds Trust II, one of the DDJ lenders.  The custodian requests that all physical stock certificates be issued in nominee name, rather than the name of the lender, for administrative, custodial reasons).

Physical delivery instructions:
DTC/New York Window
55 Water Street
New York, NY  10041
Phone:  (212) 855-2441
Fax:  (212) 855-2555

Attn:  Robert Mendez for the account of State Street

Account Name: GMAM Investment Funds Trust II
Account Number:  7M2E

Wire instructions:

State Street Bank & Trust Co., Boston
ABA #011 000 028
Ref: GMAM Investment Funds Trust II
Account Number:
DDA#

The October Fund, Limited Partnership

Physical delivery instructions:
Goldman Sachs & Co.
Attention:  Anthony Destro
One New York Plaza, 44th Floor
New York, NY  10004
A/C #
Account Name:  The October Fund, Limited Partnership

Wire instructions:

JPMorgan Chase Bank, N.Y.
ABA # 021000021
F/A/O Goldman Sachs & Co., N.Y.
A/C  #
F/F/C The October Fund, LP
A/C #

DDJ October Fund Onshore Feeder, Limited Partnership

Physical delivery instructions:
Morgan Stanley & Co.
2000 Westchester Avenue
Purchase, NY  10577
Account Name: DDJ October Fund Onshore Feeder, Limited Partnership
A/C:

Attn:  Brian Blum, Prime Brokerage
DTC Participant #:  050

Wire instructions:

Citibank, N.A. New York
ABA # 021000089
Account - Morgan Stanley & Co., NY
Account Number
Account Name:  DDJ October Fund Onshore Feeder, Limited Partnership
Account Number

October OS Investment Sub 2005, Ltd.

Physical delivery instructions:
Morgan Stanley & Co.
2000 Westchester Avenue
Purchase, NY  10577
Account Name:  DDJ October Fund Offshore Feeder, L.P.
A/C:

Attn:  Brian Blum, Prime Brokerage

Wire instructions:

Citibank, N.A. New York
ABA# 02-000-089
F/A/O Morgan Stanley & Co., NY
A/C#
F/F/C:  October OS Invest Sub 2005 Ltd.
A/C#:

Contrarian Funds, LLC

Physical delivery instructions:
Jonathan Neiss
Contrarian Capital Management
411 West Putnam Avenue - Suite 225
Greenwich, CT 06830

Wire instructions:

Citibank
ABA# 021-000-089
A/C Bear Stearns Securities Corp.
A/C#
F/C to Contrarian Funds, LLC
A/C#

The Foothill Group, Inc.

Physical delivery instructions:
Smith Barney
15260 Ventura Blvd, #1900
Sherman Oaks, CA 91403
DTC # 418
Acct #

Attn: Dave Ruderman/ Susan Agiert
Ph (818)382-5752
Fax (818)382-5768

 Wire instructions:

Chase Manhattan Bank
New York, New York
ABA #:  021-000-021
Credit:  Foothill Group, Inc.
Acct #:

Greenco Enterprises, Inc.

Physical delivery instructions:  TBD

Wire instructions:  TBD

EXHIBIT A

FORM OF JOINDER TO REGISTRATION RIGHTS AGREEMENT

JOINDER to the Registration Rights Agreement (this “Joinder”), dated as of [_____], 2006, by and among [______________], a [_________] (the “Company”), and [______________], a [_________] (the “Agreement”), is made and entered into as of [__________] by and between the Company and [Holder] (the “Holder”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

WHEREAS, the Holder has acquired certain Common Stock of the Company and the Holder and the Company desire that the Holder, as a holder of such Common Stock, become a party to the Agreement, and the Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.  Agreement to be Bound. The Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a [DDJ] for all purposes thereof. In addition, the Holder hereby agrees that all Common Stock held by the Holder shall be deemed Registrable Securities for all purposes of the Agreement.

2.  Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Holder and any subsequent holders of the Holder’s Registrable Securities and the respective successors and assigns of each of them, so long as they hold any Registrable Securities.

3.  Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

4.  Notices. For purposes of Section 9(i) of the Agreement, all notices, demands or other communications to the Holder shall be directed to:

[Name]
[Address]
[Attention]
[Facsimile Number]

5.  Governing Law. The corporate law of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other provisions of this Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws or choice of law of the State of New York or any other jurisdiction which would result in the application of the law of any jurisdiction other than the State of New York.

6.  Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

     [_______________________]

By:
Name:
Title:

[HOLDER]

By:
Name:
Title: